EXHIBIT 10

AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT (the “Amendment”), dated as of June 23, 2008, is entered into among Arch Chemicals Receivables Corp. (the “Seller”), Arch Chemicals, Inc. (the “Servicer”), Three Pillars Funding LLC (“TPF”) and SunTrust Robinson Humphrey, Inc. (f/k/a SunTrust Capital Markets, Inc.) (the “Administrator”);

Reference is hereby made to that certain Receivables Purchase Agreement, dated as of June 27, 2005, as amended among the Seller, the Servicer, TPF and the Administrator (the “Receivables Purchase Agreement”). Terms used herein and not otherwise defined herein which are defined in the Receivables Purchase Agreement or the other Transaction Documents shall have the same meaning herein as defined therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Receivables Purchase Agreement shall be and is hereby amended as follows:

Section 1. Section 10.2 of the Receivables Purchase Agreement shall be amended and restated in its entirety as follows:

Section 10.2. Increased Cost and Reduced Return. If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost (other than taxes) on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency or on account of the adoption of any change in (or change in the interpretation of) any generally accepted accounting principles or regulatory accounting principles applicable to such Funding Source (a “Regulatory Change”): (a) that subjects (or has the effect of subjecting) any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or (b) that imposes, modifies or deems applicable (or has the effect of imposing, modifying or deeming applicable) any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (c) that imposes (or has the effect of imposing) any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a

Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, promptly upon demand by the Administrator, the Seller shall pay to the Administrator, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increase costs or such reduction; provided, however, that no Funding Source shall be entitled to any compensation for any increased costs under this Section 10.2 unless the Administrator or such Funding Source delivers a reasonably detailed certificate to the Seller setting forth the amounts and the basis for such increased costs. For avoidance of doubt, any interpretation or implementation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (including Interpretation No. 46: Consolidation of Variable Interest Entities) promulgated after the date hereof shall constitute an adoption, change, request or directive, and any implementations thereof shall be a “Regulatory Change.”

Section 2. The reference to “1.60%” appearing in clause (ii) of the defined term “Default Rate” appearing in Exhibit I of the Receivables Purchase Agreement is hereby deleted and replaced with “2.2%.”

Section 3. The date “July 7, 2008” appearing in clause (iii) of the defined term “Facility Termination Date” appearing in Exhibit I of the Receivables Purchase Agreement is hereby deleted and replaced with the date “July 7, 2011.”

Section 4. The defined term “Federal Funds Effective Rate” appearing in Exhibit I of the Receivables Purchase Agreement shall be amended and restated in its entirety as follows:

“Federal Funds Effective Rate” means, for any day the greater of (i) the average rate per annum as determined by SunTrust Bank at which overnight Federal funds are offered to SunTrust Bank for such day by major banks in the interbank market, and (ii) if SunTrust Bank is borrowing overnight funds from a Federal Reserve Bank that day, the average rate per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Effective Rate by SunTrust Bank shall be conclusive and binding on the Seller except in the case of manifest error.

Section 5. This Amendment shall become effective on the date the Administrator has received (i) counterparts hereof executed by the Seller, Servicer, TPF and the Administrator, and (ii) a fully executed Amended and Restated Fee Letter dated as of the date hereof.

Section 6.1. To induce the Administrator and TPF to enter into this Amendment, the Seller and Servicer represent and warrant to the Administrator and TPF that: (a) their representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Amortization Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and Servicer, and the Receivables Purchase Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and Servicer, enforceable against the Seller and Servicer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller and Servicer of this Amendment or the performance by the Seller and Servicer of the Receivables Purchase Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.

Section 6.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Section 6.3. Except as specifically provided above, the Receivables Purchase Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any the Seller or Administrator under the Receivables Purchase Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. The Seller agrees to pay on demand all reasonable costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Administrator and TPF in connection with the negotiation, preparation, execution and delivery of this Amendment.

Section 6.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

SUNTRUST ROBINSON HUMPHREY, INC. (f/k/a SunTrust Capital Markets, Inc.), as Administrator

By:	/s/ Timothy S. Mueller
Title:	Managing Director

THREE PILLARS FUNDING LLC

By:	/s/ Doris J. Hearn
Title:	Vice President

ARCH CHEMICALS RECEIVABLES CORP., as Seller

By:	/s/ W. Paul Bush
Title:	Vice President and Treasurer

ARCH CHEMICALS, INC., as Servicer

By:	/s/ W. Paul Bush
Title:	Treasurer